EX 99-2

Selected operating data for as of and for the year ending December 31, 2002 follows:

Selected Operating Data - In Thousands - UNAUDITED
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     Year Ending December 31, 2002
         Operating revenues                                $ 527,428
         Operating income                                     59,297
         Net income                                           33,549
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Selected Balance Sheet Data - In Thousands - UNAUDITED
-----------------------------------------------------------------------
     At December 31, 2002
         Total assets                                    $ 1,066,551
         Short-term borrowings                               108,372
         Long-term debt, including
           current obligations                               415,373
         Total shareholder's equity                          322,426
         Total capitalization, including
         current obligations                                 737,799
         Equity as a percent of total
           capitalization, including
           current obligations                                   44%
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The effects of the restatement on summarized financial data as of and for the year ending December 31, 2001 follows:

Selected Operating Data - UNAUDITED          Year Ended December 31, 2001
-------------------------------------------------------------------------------
In thousands                           As Reported    Adjustment    As Restated
---------------------------------      -----------    ----------    -----------
     Operating revenues                 $ 580,258     $ (10,780)    $ 569,478
     Operating income                      44,743        (7,103)       37,640
     Net income                            11,366        (7,703)        3,663


Selected Balance Sheet Data - UNAUDITED           At December 31, 2001
-------------------------------------------------------------------------------
In thousands                             As Reported   Adjustment   As Restated
--------------------------------------   -----------   ----------   -----------
      Total assets                      $ 1,074,868    $ (8,607)   $ 1,066,261
      Short-term borrowings                 134,298           -        134,298
      Long-term debt, including current
        obligations                         420,992           -        420,992
      Total shareholder's equity            316,540      (7,703)       308,837
      Total capitalization, including
        current obligations                 737,532      (7,703)       729,829
      Equity as a percent of total
        capitalization, including
        current obligations                     43%                        42%
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The Company cautions that actual results could differ materially from those contained in this filing, since the audit of the above periods has not been completed. Specifically, the reaudit of its 2000 financial statements could result in restating its results from 2000, 2001, and 2002.